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                SIXTH AMENDMENT TO INDUSTRIAL REAL ESTATE LEASE

     This Sixth Amendment to Industrial Real Estate Lease is entered into as of this 23 day of February, 1998, by and between American Real Estate Holdings, L.P. ("Landlord") and The Sportman's Guide, Inc. ("Tenant").

                                   RECITALS

     A. Landlord and Tenant entered into that certain Industrial Real Estate Lease dated April 22, 1993, covering a portion of the building (the "Project") located at 411 Farwell Avenue, South St. Paul, Minnesota, as amended by that certain Amendment to Industrial Real Estate Lease dated September 8, 1993, as further amended by that certain Second Amendment to Industrial Real Estate Lease dated September 22, 1993, as further amended by that certain Third Amendment to Industrial Real Estate Lease dated February 16, 1994, as further amended by that certain Fourth Amendment to Industrial Real Estate Lease dated April 7, 1994, and as further amended by that certain Fifth Amendment to Industrial Real Estate Lease dated November 2, 1994 (collectively, the "Lease").

     B.  The Lease Term expires March 31, 1999.

     C. Tenant currently occupies 317,159 square feet of the Project as identified on attached Exhibit A (the "Property") and the Project contains 422,727 square feet.

     D.  Tenant's Pro Rata Share of Common Area Expenses equals 76.67%.

     E. Landlord and Tenant desire to further amend the terms of the Lease pursuant to the terms and conditions stated herein.

     F. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Lease.

                                  AGREEMENT

     NOW, THEREFORE, for One Dollar and No/100 ($1.00) and other good valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. EXTENSION OF LEASE TERM. The Lease Term is hereby extended from April 1, 1999 to March 31, 2004 (the "Extended Term") upon the same terms and conditions as set forth in the Lease, except that Base Rent for the Property during the Extended Term shall be increased to Two Dollars and 75/100 ($2.75) per square foot annually.

     2. EXTENSION OPTIONS. Tenant shall have the option to extend the Lease Term with respect to all (but not less than all) of the Property for three
(3) additional terms of five (5) years each (referred to herein as "First, Second, and Third Extension Options" or individually as an

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"Extension Option."), commencing on the date immediately following the expiration date of the preceding Lease Term.

     A. CONDITIONS. Tenant's right to exercise an Extension Option is subject to the following terms and conditions:

         i. Tenant must deliver to Landlord written notice (the "Extension Notice") of its election to exercise each Extension Option not less than three hundred and sixty (360) days prior to the expiration of the preceding Lease Term;

         ii. Tenant must not be in default under the Lease either on the date Tenant exercises an Extension Option or on the commencement date of an Extension Option, unless waived in writing by Landlord; and

         iii. With respect to the Second and Third Extension Options, Tenant must have exercised the First and Second Extension Option, respectively, pursuant to the terms set forth herein.

     B. FIRST EXTENSION OPTION. If Tenant exercises the First Extension Option, then all terms and conditions of this Lease shall be applicable to such First Extension Option, except that the Base Rent for the First Extension Option shall be increased by the increase in the CPI-U, as hereinafter defined, from the date of the commencement of the Extended Term to the date of the expiration of said Extended Term. The CPI-U shall be defined as the Consumer Price Index seasonally adjusted U.S. City Average for all Items for all Urban Consumers published in the "Monthly Labor Review" of the Bureau of Labor and Statistics of the United States Department of Labor (the "CPI-U"). When the percentage increase in the CPI-U has been determined for such period, the Base Rent for the Extension Term shall be multiplied by that figure and the product shall be added to the Base Rent payable during the Extended Term. That sum will constitute the Base Rent payable for the First Extension Option. In no event, however, shall the Base Rent be less than the Base Rent paid during the preceding Lease Term or greater than Three Dollars and 19/100 ($3.19) per square foot annually. Landlord shall notify Tenant in writing of the increase in the Base Rent within a reasonable time after the applicable CPI-U figures become publicly available (the "Rental Notice"). The Rental Notice may be delivered to Tenant after the commencement of the First Extension Option and Tenant shall continue to pay Base Rent in the amount payable during the Extended Term until the first day of the month following Tenant's receipt of such Rental Notice. Within ten (10) days following receipt of the Rental Notice, Tenant shall pay Landlord the accrued rental adjustment for the months elapsed between the commencement of the First Extension Term and the first day of the month following receipt of the Rental Notice.

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     C.  SECOND AND THIRD EXTENSION OPTION.  If Tenant exercises the Second or
     Third Extension Option, then all of the terms and conditions of the Lease shall be applicable to such Second or Third Extension Options, except that the Base Rent for the Second and Third Extension Options shall be equal to the greater of (i) the Fair Market Rental Rate, as hereinafter defined, of the Property as of the commencement date of the applicable Extension Option; or (ii) the Base Rent payable during the preceding Lease Term. Tenant and Landlord shall have a period of thirty
     (30) days following Landlord's receipt of the Extension Notice in which to agree on the Fair Market Rental Rate of the Property. If Landlord and Tenant agree on the Fair Market Rental Rate for the Property, then they shall immediately execute an amendment to this Lease stating and incorporating such agreed upon Fair Market Rental Rate as the Base Rent for the applicable Extended Term. If Landlord and Tenant are unable to agree upon the Fair Market Rental Rate within thirty (30) days following Tenant's delivery of the Extension Notice, then the dispute shall proceed to arbitration pursuant to the terms described herein.

         i.    ARBITRATION.

               (a) Not later than ten (10) days after the expiration of such thirty (30) day period, each party shall appoint an arbitrator and notify the other party of such appointment by identifying the appointee. Each party hereto agrees to select as its respective appointee a licensed real estate appraiser, who is an individual of substantial experience with respect to industrial building ownership, management and marketing in the Minneapolis/St. Paul metropolitan area, which person shall not be regularly employed or have been retained during the last two (2) years as a consultant by the party selecting such person. Neither party may consult directly or indirectly with any arbitrator regarding the Fair Market Rental Rate prior to appointment, or after appointment, outside the presence of the other party. The arbitration shall be conducted in Minneapolis, Minnesota, under the provisions of the commercial arbitration rules of the American Arbitration Association and the laws of the State of Minnesota.

               (b) Not later than ten (10) days after both arbitrators are appointed, each party shall separately, but simultaneously, submit in a sealed envelope to each arbitrator their separate suggested Fair Market Rental Rate and shall provide a copy of such submission to the other party. The two (2) selected arbitrators, after reviewing such submissions, shall determine whether Landlord's or Tenant's estimate of Fair Market Rental Rate is closer to the actual Fair Market Rental Rate for the Property. If both arbitrators agree that one of said declared estimates is closer to the actual Fair Market

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               Rental Rate, they shall declare the estimate to be the Fair
               Market Rental Rate, and their decision shall be final and binding upon the parties.

               (c) If the two selected arbitrators are unable to agree on the Fair Market Rental Rate within thirty (30) days after receipt of Landlord's and Tenant's submitted estimates, then the arbitrators shall inform the parties. Unless the parties shall both otherwise then direct, said arbitrators shall select a third arbitrator, no later than ten (10) days after the expiration of said thirty (30) day period. If no arbitrator is selected within such ten (10) day period, either party may immediately petition a court with appropriate jurisdiction to appoint such third arbitrator. The third arbitrator shall have the qualifications and restrictions set forth in herein, and shall conduct an arbitration pursuant to the commercial arbitration rules of the American Arbitration Association. The third arbitrator's decision shall be final and binding as to which estimate (as between Landlord's and Tenant's) of the Fair Market Rental Rate is closer to the actual Fair Market Rental Rate. Such third arbitrator shall make a decision not later than thirty (30) days after appointment.

               (d) Each party shall be responsible for the costs, charges and/or fees of its respective appointee, and the parties shall share equally in the costs, charges and/or fees of the third arbitrator. The decision of the arbitrator(s) may be entered in any court having jurisdiction thereof.

               (e) The term Fair Market Rental Rate shall be defined as the Base Rent of the Property which would be paid by a willing tenant to a willing landlord, neither of whom is compelled to rent, for a term of five (5) years, disregarding tenant concessions. The term tenant concessions shall include, without limitation, such inducements as free rent, free parking, standard tenant improvement allowances or work letter, and landlord's assumption of existing leases. The Fair Market Rental Rate shall not reflect the value of any improvements to the Property made by Tenant which Tenant has the right to remove at the end of the Lease Term.

     3. ASSIGNMENT OR SUBLEASE OF BELL SPACE. Landlord currently leases approximately ninety-six thousand five hundred twenty-two (96,522) square feet within the Project to Bell Industries, Inc. ("Bell") as identified on attached Exhibit A (the "Bell Space"). Landlord hereby agrees to approve any assignment or sublease from Bell to Tenant of the Bell Space subject to the following terms and conditions:

     A.  This Lease must be in full force and effect;

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     B.  Tenant shall not be in default under the Lease;

     C. Base Rent payable to Landlord for that portion of the Bell Space assigned or sublet to Tenant shall equal the Base Rent payable by Bell pursuant to the Bell Lease; and

     D. Bell shall not be released from any obligations or liabilities under the Bell Lease, unless Tenant provides to Landlord additional security that is acceptable to Landlord in its sole discretion.

     4. EXPANSION SPACE. During the Lease Term, Tenant shall have a right of first offer ("Right of First Offer") to lease the Bell Space subject to the terms described herein.

     A. CONDITIONS. At the time Landlord delivers to Tenant the First Offer Leasing Notice (as defined herein):

         i.    The Lease must be in full force and effect;

         ii. Tenant shall not be in default under the Lease upon the exercise of the Right of First Offer or at the Commencement Date for the Bell Space (as defined herein); and

         iii.  Tenant must simultaneously exercise the First Extension Option.

     B. SPACE SUBJECT TO OFFER. Subject to the other terms of this Section, after the Bell Space has or will "become available" for leasing by the Landlord (as defined herein), Landlord shall not, during the Lease Term, lease to another tenant the Bell Space without first offering Tenant the right to lease the Bell Space pursuant to the terms and conditions described herein.

     C. AVAILABLE SPACE. The Bell Space shall be deemed to "become available" on the earlier of (i) August 31, 2001; or (ii) when the Bell Lease is otherwise terminated.

     D. LANDLORD NOTICE. Landlord shall offer the Bell Space to Tenant in writing (the "First Offer Leasing Notice"). Landlord shall have the right to lease the Bell Space to another tenant if Tenant either rejects such offer or fails to deliver to Landlord written notice of its acceptance of such offer within fifteen (15) days from Landlord's delivery of the First Offer Leasing Notice to Tenant, whichever occurs first. The First Offer Leasing Notice shall contain the following
     Information:

         i. A description of the Bell Space (which description shall include the square footage amount and location of such Bell Space);

         ii.   The anticipated Commencement Date for the Bell Space.

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         iii.  The increase in Base Rent as calculated pursuant to the terms of this Section; and

         iv.   The adjustment to Tenant's Pro Rata Share of Common Area
               Expenses.

     E. TENANT ACCEPTANCE. If Tenant timely delivers to Landlord, in accordance with the conditions of this Section, written notice of Tenant's exercise of the Right of First Offer for the Bell Space and Landlord determines that Tenant has satisfied all of the conditions provided in this Section, then the Bell Space shall be deemed added to the Property and subject to the terms and conditions in the Lease, with the exception of those Lease modifications set forth below.

     F. TENANT'S REJECTION OR FAILURE TO MEET CONDITIONS. If Tenant declines or fails to duly and timely exercise its Right of First Offer or fails to meet all of the conditions provided in this Section, Landlord shall thereafter be free to lease the Bell Space in portions or in its entirety to any third-party tenant at any time without regard to the restrictions in this Section and on whatever terms and conditions Landlord may decide in its sole discretion.

     G. CHANGES TO LEASE. If Tenant leases the Bell Space pursuant to the terms of this Section, all the obligations, terms, and conditions under the Lease shall also apply to the Bell Space, except that:

         i. COMMENCEMENT DATE. The commencement date for the Bell Space ("the Commencement Date for the Bell Space") shall be the day the Bell Space is delivered to the Tenant free of tenants or other occupants, in its then "as is" condition;

         ii. THE PROPERTY. As of the Commencement Date for the Bell Space, the Bell Space shall be deemed part of the Property;

         iii. PRO RATA SHARE. As of the Commencement Date for the Bell Space, Tenant's Pro Rata Share of Common Area Expenses shall be increased to one hundred percent (100%) of the Project; and

         iv. RENT. As of the Commencement Date for the Bell Space, the Base Rent shall be increased to an amount computed by multiplying the square footage dollar amount that is then payable with respect to the Property for the month in which the Commencement Date for the Bell Space shall occur by the number of rentable square feet contained in the Bell Space taken by Tenant; provided, however, that the Bell Space shall be subject to the same rental increases as the Property.

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     H.  CONFIRMING LEASE AMENDMENT.  Within thirty (30) days after the
     Commencement Date for the Bell Space, Landlord and Tenant shall confirm the following in a written amendment to the Lease:

         i.    The Commencement Date for the Bell Space;

         ii. The location and size of the Bell Space that was leased by Tenant with an exhibit annexed showing that space crosshatched;

         iii.  The new Base Rent to be paid by Tenant, and

         iv. The adjustment to the Tenant's Pro Rata Share of Common Area Expenses.

     I. INVALID AFTER ASSIGNMENT/SUBLEASE. This Right of First Offer is personal to the Tenant and shall become null and void upon the occurrence of an assignment of the Lease or a sublet of all or a part of the Property.

     5. BROKERAGE COMMISSIONS. Landlord hereby agrees to pay the following brokerage commissions, subject to the terms and conditions contained herein:

     A. COMMISSION TO CB COMMERCIAL REAL ESTATE GROUP, INC. Upon the condition that no event of default exists under the Lease, Landlord agrees to pay to CB Commercial Real Estate Group, Inc. ("CB Commercial") a real estate commission in the amount of 2.5% of the Base Rent payable during the Extended Term. Subject to the condition set forth herein, such commission shall be payable on or before April 1, 1999. Except as specifically provided herein, no commission shall be payable to CB Commercial with respect to the Lease.

     B. COMMISSION PAYABLE TO KEEWAYDIN GROUP: Landlord hereby agrees to pay the following commission to the Keewaydin Group ("Keewaydin"):

         i. EXTENDED TERM. Upon the condition that no event of default exists at the time the payment is due or at the time the Extension Term commences, Landlord agrees to pay Keewaydin a commission in the amount of 2.5% of the Base Rent payable during the Extended Term. Subject to the conditions set forth herein, one-half (1/2) of such commission shall be payable on or before April 1, 1998, and the balance shall be payable on or before April 1, 1999.

         ii. FIRST EXTENSION OPTION. Upon that condition that (i) Tenant exercises the First Extension Option pursuant to the terms set forth herein, without modification; (ii) no event of default exists at the commencement of the First Extension Option; and
               (iii) Keewaydin remains the sole and exclusive representative of Tenant, then Landlord agrees to pay to Keewaydin a commission in the amount of 1% of the Base Rent payable

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               during the First Extension Option. Subject to the conditions set forth herein, such commission shall be due and payable on or before the commencement of the First Extension Option.

     Except as specifically provided herein, no commission shall be payable to Keewaydin with respect to this Lease.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year above written.


AMERICAN REAL ESTATE HOLDINGS, L.P.       THE SPORTSMAN'S GUIDE, INC.


By: American Property Investors, Inc.     By: /s/ Gregory R. Binkley
Its Sole General Partner                      --------------------------------


                                          Its: EVP/COO
By: /s/ Martin Hirsch                         -------------------------------
    -----------------------------------

Its: Vice-President
     ----------------------------------






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